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                                                         Exhibit 24

                            POWER OF ATTORNEY

     The undersigned directors of SCANA Corporation (the "Company"), hereby appoint L. M. Gressette, Jr., W. B. Timmerman and Kevin B. Marsh, and each of them severally, as the attorney-in-fact of the undersigned, to sign in the name(s) and behalf of the undersigned, in any and all capacities stated therein, and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8, and any and all amendments thereto, with respect to the issuance of up to 100,000 shares of such Company's Common Stock pursuant to the Nonemployee Director Stock Plan.

Dated:   October 22, 1996
         Columbia, South Carolina


s/B. L. Amick                            s/Benjamin A. Hagood
B. L. Amick                              Benjamin A. Hagood
Director                                 Director



s/W. B. Bookhart, Jr.                     s/W. Hayne Hipp
W. B. Bookhart, Jr.                       W. Hayne Hipp
Director                                  Director



s/W. T. Cassels, Jr.                      s/F. Creighton McMaster
W. T. Cassels, Jr.                        F. Creighton McMaster
Director                                  Director



s/Hugh M. Chapman                         s/Henry Ponder
Hugh M. Chapman                           Henry Ponder
Director                                  Director



s/James B. Edwards                        s/John B. Rhodes
James B. Edwards                          John B. Rhodes
Director                                  Director



s/Elaine T. Freeman                       s/E. Craig Wall, Jr.
Elaine T. Freeman                         E. Craig Wall, Jr.
Director                                  Director



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